Consent of Independent Auditors



We consent to the reference to our firm under the caption "Independent Auditors" in the Statement of Additional Information and to the use of our report dated January 26, 2004 with respect to the consolidated financial statements of American Centurion Life Assurance Company and to the use of our report dated March 19, 2004 with respect to the financial statements of ACL Variable Annuity Account 2 included in Post-Effective Amendment No. 2 to the Registration Statement (Form N-4, No. 333-101051) for the registration of the American Express Innovations(SM) Variable Annuity offered by American Centurion Life Assurance Company.


                                                           /s/ Ernst & Young LLP

Minneapolis, Minnesota
April 26, 2004